UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

Aveanna Healthcare Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40362	81-4717209
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Interstate North Parkway SE
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 441-1580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVAH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 26, 2026, Aveanna Healthcare LLC, a Delaware limited liability company (the "Borrower"), a wholly owned subsidiary of Aveanna Healthcare Holdings, Inc. (the "Company"), entered into the thirteenth amendment (the "Amendment") to its First Lien Credit Agreement, dated as of March 16, 2017 (as further amended, supplemented, or otherwise modified from time to time as of the date hereof, the "Existing Credit Agreement"), among the Borrower, Aveanna Healthcare Intermediate Holdings LLC, as Holdings, the subsidiaries of the Borrower party thereto, the lenders party thereto, Barclays Bank PLC as administrative agent and collateral agent, and other agents party thereto (the Existing Credit Agreement, as amended by the Amendment, the "Credit Agreement").

The Amendment constitutes a repricing of the facilities under the Existing Credit Agreement resulting in a 0.50% reduction to applicable interest rate margins. Pursuant to the Amendment, the outstanding senior secured term loans under the Existing Credit Agreement were refinanced with new senior secured term loans in an aggregate principal amount of $1,318,375,000 (the “2026 Term Loans”) and the existing $250,000,000 senior secured revolving credit facility was refinanced with a new $250,000,000 senior secured revolving credit facility (the “2026 Refinancing Revolving Credit Facility” and, together with the 2026 Term Loans, the “2026 Facilities”). The 2026 Term Loans bear interest at a rate equal to, at the election of the Borrower, Term SOFR plus an applicable margin equal to 3.25% per annum or a base rate plus an applicable margin equal to 2.25% per annum. Loans under the 2026 Refinancing Revolving Credit Facility bear interest at a rate equal to, at the election of the Borrower, Term SOFR plus an applicable margin equal to 3.25% per annum or a base rate plus an applicable margin equal to 2.25% per annum, subject to adjustments based on Consolidated First Lien Net Leverage Ratio (as defined in the Credit Agreement) as of the last day of the preceding fiscal quarter.

The Amendment further provides for a reduction of 0.25% to the applicable margins described above upon the Borrower obtaining a rating of at least B2 or B from certain credit rating agencies.

Other terms and conditions in the Existing Credit Agreement were not materially amended as part of the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, including exhibits thereto, which the Company intends to attach as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2026.

On May 28, 2026, the Company issued a press release announcing the Amendment. The full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEANNA HEALTHCARE HOLDINGS INC.
Date:	May 28, 2026	By:	/s/ Matthew Buckhalter
Matthew Buckhalter Chief Financial Officer (Principal Financial Officer)